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                                                                 EXHIBIT 5(a)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                             Philadelphia, PA 19103



June 14, 2001


Pegasus Communications Corporation
c/o  Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd,  PA 19004


Re:      Pegasus Communications Corporation
         2001 Employee Stock Purchase Plan
         Registration Statement on Form S-8

Ladies and Gentlemen:

              We have acted as counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 3,000,000 shares of Class A Common Stock of the Company, par value $0.01 per share (the "Shares"), issuable pursuant to the terms of the Company's 2001 Employee Stock Purchase Plan (the "Plan").

              In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

              Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company under the Plan has been duly authorized by all necessary corporate action on the part of the Company and that such Shares, upon issuance thereof and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

              The opinions expressed herein are limited to the Delaware General Corporation Law.


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              We consent to the use of this opinion as an exhibit to the
Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                              /s/ Drinker Biddle & Reath LLP

                                              DRINKER BIDDLE & REATH LLP